Exhibit 99.77C


Item 77c. Matters Submitted to a Vote of Security Holders

Proposal 2 - To approve an Investment Advisory Agreement with Fred Alger Management, Inc.

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Alger LargeCap Institutional Fund                       # of Votes    % of Votes
================================================================================
  For                                                    4,726,598      97.0%
  Against                                                   40,217       0.8%
  Abstain/Broker No Votes                                  108,804       2.2%
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  Total                                                  4,875,619     100.0%
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Alger SmallCap Growth Institutional Fund                # of Votes    % of Votes
================================================================================
  For                                                    6,540,110      52.9%
  Against                                                  124,864       1.0%
  Abstain/Broker No Votes                                5,708,470      46.1%
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  Total                                                 12,373,444     100.0%
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Alger MidCap Growth Institutional Fund                  # of Votes    % of Votes
================================================================================
  For                                                   41,758,814      65.8%
  Against                                                  568,220       0.9%
  Abstain/Broker No Votes                               21,169,944      33.3%
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  Total                                                 63,496,978     100.0%
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Alger Capital Appreciation Institutional Fund           # of Votes    % of Votes
================================================================================
  For                                                    5,818,826      55.6%
  Against                                                  107,958       1.0%
  Abstain/Broker No Votes                                4,541,145      43.4%
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  Total                                                 10,467,929     100.0%
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